UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

REGNUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-222083	82-0832447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

600 Third Avenue, 10th New York, NY 10016
(Address of Principal Executive Offices)

(917) 647-1498

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 7, 2021 (the “Closing Date”), Regnum Corp. (the “Company”), entered into that certain Management Agreement (the “Managment Agreement”) with SevenScore Pharmaceuticals LLC, a Delaware limited liability company (“SevenScore”), pursuant to which officers of the Company undertook management responsibilities for the operations of SevenScore.

The Management Agreement was entered into in contemplation of a proposed business combination between the Company and SevenScore. The Company and SevenScore propose to enter into a merger agreement, by which SevenScore will merge with and into the Company, with the Company continuing as the surviving entity.The equity holders, or members, of SevenScore will receive a majority of the shares of common stock of the Company in the merger, although such merger will not effect an additional change of control because Phoenixus AG, a stock corporation organized and existing under the laws of Switzerland (Phoenixus AG”) is the majority member and manager of SevenScore.

In addition, on April 7, 2021, the Company entered into a Consulting Agreement with Robert Stubblefield, the Company’s CFO (the “Consulting Agreement”).

The above descriptions of the Management Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Management Agreement and Form of Consulting Agreement, which are attached here to as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

On April 7, 2021, Wookey Technologies Corporation, a Delaware corporation, the previous majority shareholder of the Company, entered into a stock purchase agreement for the sale of 20,000,000 shares of Common Stock of the Company, to Phoenixus AG, an accredited investor. Phoenixus AG also acquired an additional 2,680,000 shares of common stock from three minority shareholders.In connection with the sale of such shares, an aggregate of 1,000,000 shares of common stock held by Gary Allen were returned to the Company for cancellation. As a result of the acquisition of 22,680,000 shares of common stock, and the cancellation of 1,00,000 shares, Phoenixus AG holds approximately 99% of the issued and outstanding shares of Common Stock of the Company, and as such it is able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of the Company.

Also, on April 7, 2021, Mark Gustavson, Chief Executive Officer, Secretary and director of the Company, and Ross Meador, Vice President and General Counsel of the Company, resigned their positions with the Company. Upon such resignations, of Anne Kirby was appointed as Chief Executive Officer, President, Secretary and sole Director. Rob Stubblefield remains the Chief Financial Officer of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

The business background descriptions of the newly appointed officer and director is as follows:

Anne Kirby - Chief Executive Officer and Director

For the last 5 years, Anne Kirby has been employed by Vyera Pharmaceuticals.  During her tenure Anne has held multiple positions, most recently Executive Vice President of Commercial & Operations.  Anne has a Bachelor of Science and Master of Business Administration, both from the University of Akron.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Management Agreement, effective as of April 7, 2021, by and among Regnum Corp., and SevenScore Pharmaceuticals LLC.

2.2	Form of Consulting Agreement, effective as of April 7, 2021, by and among Regnum Corp., and Robert Stubblefield.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regnum Corp.

Date: April 9, 2021	By:	/s/ Anne Kirby
Name: Anne Kirby
Title: CEO

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